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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 20, 2005

Daybreak Mines, Inc.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. Main Ave., Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 462-0315

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (6-04)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 4.01

Changes in Registrant’s Certifying Accountant

(A)

Pursuant to Item 304 of Regulation S-B the registrant states:

(a)(1)

(i)On April 20, 2005, the Registrant's certifying independent accountant, Kabani & Company was dismissed.

(ii)  Kabani & Company did not report on any financial statements for the company.  Kabani was engaged on January 12, 2005 and reviewed our Quarterly Report on Form 10-QSB for the period ending November 30, 2004;

(iii)

Not Applicable.

(iv)

(A)

There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the past two fiscal years and interim periods, including the interim period up through the date the relationship ended.

(B)

Not applicable;

(C)

Not applicable;

(D)

Not applicable; and

(E)

Not applicable.

(2)

We intend to replace Kabani & Company in the near future and will report the event on a subsequent Current Report on Form 8-K/A.

(i)

Not applicable; and

(ii)

Not applicable.

(3)

The Registrant has provided to Kabani & Company, its former independent certifying accountant, a copy of the disclosures contained in this Item 4.01 and the Registrant has requested a letter from Kabani & Company, addressed to the Commission, confirming the statements made by the Registrant in this Item 4.01. When we obtain the letter, we will report on a Form 8-K/A.

(B)

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYBREAK MINES, INC.

Dated: May 18, 2005

/s/   Thomas C. Kilbourne

By: Thomas C. Kilbourne

Title: Treasurer

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